Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2003 relating to the financial statements and financial statement schedule, which appears in Mercury Computer Systems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 5, 2004